Exhibit 99.1

Onity Group Inc.

ONITY GROUP ANNOUNCES PROPOSED OFFERING OF $475 MILLION OF SENIOR NOTES DUE 2029

West Palm Beach, FL – (October 21, 2024) – Onity Group Inc. (NYSE: ONIT) (“Onity”), a leading non-bank mortgage servicer and originator, today announced that PHH Escrow Issuer LLC (“Escrow Issuer”), a wholly-owned special purpose subsidiary of PHH Corporation (“PHH”), plans to offer $475 million aggregate principal amount of Senior Notes due 2029 (the “Notes”), subject to market and other conditions.

The Notes will initially be issued by Escrow Issuer. The net proceeds from the sale of the Notes, together with additional cash from Onity, are expected to be placed into escrow pending the satisfaction of certain conditions, including, but not limited to, the consummation of the recently announced sale by Onity of its 15% ownership interest in MSR Asset Vehicle LLC to certain funds affiliated with Oaktree Capital Management, L.P. (the “MAV Sale”). Upon satisfaction of the escrow conditions, the escrowed proceeds will be released to PHH Corporation, and at that time PHH Corporation, along with Onity and certain subsidiaries of PHH, will enter into a supplement to the indenture governing the Notes pursuant to which PHH will become a co-issuer of the Notes and Onity and such subsidiaries will become guarantors of the Notes.

Upon their release from escrow, the net proceeds from the offering will be used, together with the net proceeds from the MAV Sale and cash on hand, to redeem all of PHH Mortgage Corporation’s outstanding 7.875% Senior Notes due 2026 and all of Onity’s outstanding 12.00%/13.25% Senior Second Lien Notes due 2027.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A of the Securities Act and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the offering of the senior notes by PHH and the use of proceeds therefrom. We cannot provide any assurance that these events will occur. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, the fact that the size of the offering could change or that the offering could be terminated; or if the Notes are issued and sold, that the conditions to the release of the escrowed funds from escrow, including the consummation of the MAV Sale, will not occur. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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